SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 31, 2001

     MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Mellon Center
500 Grant Street
	Pittsburgh, Pennsylvania	15258
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 5.	OTHER EVENTS

By press release dated July 31, 2001, Mellon Financial Corporation announced that it has completed its previously announced acquisition of Standish, Ayer & Wood. The all cash transaction combines Standish, renamed Standish Mellon Asset Management, with Mellon’s global investment management businesses.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
Number

99.1	Mellon Financial Corporation Press Release dated July 31, 2001, announcing the matter referenced in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: August 2, 2001	By:	/s/ STEVEN G. ELLIOTT
Steven G. Elliott
Senior Vice Chairman &
Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated July 31, 2001	Filed herewith